Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 31, 2021 (“Amendment No. 1 Effective Date”), by and among The Greenrose Holding Company Inc. (f/k/a Greenrose Acquisition Corp.) (the “Borrower”), the other Loan Parties that are party hereto, the lenders that are party hereto (each, a “Lender” and collectively, the “Lenders”) and DXR Finance, LLC (the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders, the Agent the other Loan Parties party thereto, are parties to that certain Credit Agreement dated as of November 26, 2021 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Credit Agreement, as amended by this Amendment, is hereinafter referred to as the “Credit Agreement”); and

WHEREAS, the Borrower, the other Loan Parties party hereto, the Lenders and the Agent have agreed to amend certain terms and conditions of the Existing Credit Agreement on the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the date hereof, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 3 below, the following amendments are made to the Existing Credit Agreement:

(a) The following definitions are inserted in the appropriate alphabetical order in Section 1.1 of the Credit Agreement:

““Delayed Draw Warrant” means that certain Warrant No. 2 issued by the Borrower to the Agent on the Delayed Draw Funding Date in substantially the same form as the Closing Date Warrant, representing 550,000 fully paid and nonassessable nonvoting shares of common stock of the Borrower.

“True Harvest Amendment” has the meaning specified therefor in the definition of “True Harvest Acquisition Agreement”.

“True Harvest Convertible Note” means the “Convertible Promissory Note” described in the True Harvest Amendment.

“True Harvest Cultivation Services Agreement” means that certain Cultivation Services Agreement to be entered into on or around January 3, 2022 by and among the Borrower, True Harvest Holdings, Inc. and Gary P. Rexroad, Jr.

“True Harvest Earnout” means the “Earnout Payment” described in the True Harvest Amendment.”

(b) The definition of “Excluded Accounts” is deleted and replaced in entirety as follows:

“Excluded Accounts” means (a) any segregated Deposit Account specifically and exclusively used to hold tax funds, trust funds and other Collateral funds reasonably acceptable to Agent (b) controlled disbursement accounts (to the extent that such accounts are zero balance accounts), (c) Petty Cash Accounts and (d) Deposit Accounts maintained by the Loan Parties at First Fidelity Bank; provided that for the avoidance of doubt, the aggregate amount held in Deposit Accounts maintained by the Loan Parties at First Fidelity Bank shall not exceed (i) $750,000 at any time prior to the one-year anniversary of the Amendment No. 1 Effective Date and (ii) $1,000,000 at any time thereafter.”

(c) The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is amended to delete and replace the last proviso in its entirety as follows:

“provided that after giving effect to such acquisition, the Borrower and its subsidiaries shall be in pro forma compliance with a Secured Net Leverage Ratio not to exceed 3.00:1.00; provided further that, notwithstanding prong (i) of this definition of “Permitted Acquisitions” the True Harvest Acquisition may be funded with the proceeds of the Delayed Draw Term Loans.”

(d) The definition of “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is amended to delete and replace clauses (q) and thereafter in entirety as follows:

“(q) debt of a Person whose assets or equity interests are acquired in a Permitted Acquisition; provided that such debt (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (iii) such Indebtedness is not guaranteed in any respect by Borrower or any of its Subsidiaries (other than the acquired entities); provided that for the avoidance of doubt the “Deferred Cash Payment Amount” described in the Theraplant Amendment, as in effect on the date hereof, is not assumed debt subject to this clause (q); provided further that for the avoidance of doubt, the assumed debt set forth on Schedule 1.03 of the True Harvest Acquisition Agreement shall be permitted pursuant to this clause (q);

(r) Indebtedness in respect of the True Harvest Convertible Note and the True Harvest Earnout; and

(s) Any Permitted Refinancing Debt with respect to the Indebtedness described in clauses (b) through (r) above, provided that the applicable amount of Indebtedness permitted to be incurred under the relevant clause shall be reduced in a proportionate manner.”

(e) The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is amended to delete and replace clause (i) in its entirety as follows:

“Investments made to consummate the Acquisitions (including but not limited to payments in respect of the True Harvest Convertible Note and True Harvest Earnout and payment of the “Deferred Cash Payment Amount” described in the Theraplant Amendment, as in effect on the date hereof and paid in accordance with the terms thereof; provided that, with respect to any Deferred Cash Payment Amount payable after the six month anniversary of the Closing Date, (i) no Event of Default under Section 8.1(a) has occurred and is continuing and (ii) the Agent has not accelerated the Loans as a result of any other Event of Default);”

(f) The definition of “True Harvest Acquisition Agreement” in Section 1.1 of the Credit Agreement is deleted and replaced in its entirety as follows:

““True Harvest Acquisition Agreement” means that certain Asset Purchase Agreement dated as of March 12, 2021 among Borrower, True Harvest Holdings, Inc. and True Harvest, LLC, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated as of July 2, 2021, that certain Amendment No. 2 to Asset Purchase Agreement dated as of October 28, 2021 and that certain Amendment No. 3 to Asset Purchase Agreement dated on or prior to the Delayed Draw Funding Date (the “True Harvest Amendment”).”

(g) The definition of “True Harvest Acquisition Documentation” in Section 1.1 of the Credit Agreement is deleted and replaced in its entirety as follows:

““True Harvest Acquisition Documentation” means the True Harvest Acquisition Agreement and all schedules, exhibits and annexes thereto and any transition services agreement to be entered into in connection therewith, and the True Harvest Convertible Note.”

(h) Section 2.1(d)(i) of the Credit Agreement is deleted and replaced in entirety as follows:

“The Borrower shall deliver in writing to the Agent a fully executed Funding Notice no later than one (1) Business Day prior to the proposed Delayed Draw Funding Date (or such shorter period as may be acceptable to the Agent). Promptly upon receipt by the Agent of such Funding Notice, the Agent shall notify each Lender of the proposed funding.”

(i) Section 2.7 of the Credit Agreement is deleted and replaced in entirety as follows:

“Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date shall be applied by the Borrower to fund the Transactions contemplated by the Theraplant Acquisition Documentation and to fund related transaction costs. The proceeds of the Delayed Draw Term Loans shall be applied by the Borrower to fund the Transactions contemplated by the True Harvest Acquisition Documentation, to fund related transaction costs and to pay other general working capital expenses of the Loan Parties. Notwithstanding the foregoing, the Agent (in its sole discretion) may agree in writing to permit the Term Loans to be applied in any other manner not otherwise prohibited by the terms of this Agreement or the other Loan Documents.”

(j) Section 3.2(e) of the Credit Agreement is deleted and replaced in entirety as follows:

“the proceeds of the Delayed Draw Term Loan shall be used to fund the True Harvest Acquisition and to pay general corporate working capital expenses of the Loan Parties;”

(k) Section 3.2(k) is deleted and replaced in entirety as follows:

“the Agent shall have received the Delayed Draw Warrant.”

(l) Section 5.17 of the Credit Agreement is deleted and replaced in entirety as follows:

“Management Agreements. Other than the True Harvest Cultivation Services Agreement, the Loan Parties will not enter into any management agreement without Agent’s prior written consent.”

(m) Section 5.18 of the Credit Agreement is deleted and replaced in its entirety as follows:

“Control Agreements. Subject to the conditions set forth on Schedule 3.5, the Loan Parties shall obtain Control Agreements in favor of Agent for each Deposit Account that is not an Excluded Account within ninety (90) days after the Closing Date or (or 30 days after the date such Deposit Account is acquired). Notwithstanding the foregoing, each Loan Party covenants and agrees that any amounts standing to the credit of its account(s) at First Fidelity Bank in excess of (i) $750,000 as at 9:00am. (New York time) on each Friday (or to the extent Friday is not a Business Day, the amount shall be calculated at 9:00am. (New York time) the next Business Day thereafter) occurring prior to the one-year anniversary of the Amendment No. 1 Effective Date, and (ii) $1,000,000 as at 9:00am. (New York time) on each Friday (or to the extent Friday is not a Business Day, the amount shall be calculated at 9:00am. (New York time) the next Business Day thereafter) occurring from and after the one-year anniversary of the Amendment No. 1 Effective Date shall be transferred to a Deposit Account subject to a Control Agreement in favor of Agent no later than the following Business Day. Notwithstanding the foregoing, following any passage of the “Secure and Fair Enforcement (SAFE) Banking Act” by the relevant Governmental Authority, the Loan Parties shall use commercially reasonable efforts to obtain Control Agreements in favor of Agent for the Loan Parties’ account(s) maintained at First Fidelity Bank within a time period to be agreed with the Agent.”

(n) Section 6.8(a) of the Credit Agreement is deleted and replaced in its entirety as follows:

“to the extent constituting Permitted Investments (including, for the avoidance of doubt, payments in respect of the True Harvest Convertible Note);”

(o) Section 6.8(d) of the Credit Agreement is deleted and replaced in its entirety as follows:

“to any seller in respect of customary working capital adjustments or reasonable expense reimbursement payments, earnout obligations or purchase price adjustments (in the case of earnout obligations or purchase price adjustments, solely to the extent agreed in writing by Agent) pursuant to any Permitted Acquisition or any Permitted Disposition; provided, that for the avoidance of doubt, the True Harvest Earnout is not prohibited by this clause (d);”

(p) The Schedules to the Credit Agreement are hereby amended as follows:

i. Schedule 3.5 is hereby amended to add a new paragraph 9. as follows:

“Within five (5) days of the Delayed Draw Funding Date, Agent shall have received a legal opinion covering Arizona law in form and substance reasonably satisfactory to Agent.”

ii. Schedule 4.4(b) is hereby amended and restated in its entirety as set forth on Schedule 4.4(b) hereto;

iii.  Schedule 4.4(c) is hereby amended and restated in its entirety as set forth on Schedule 4.4(c) hereto;

iv.  Schedule 4.12(g) is hereby amended and restated in its entirety as set forth on Schedule 4.12(g) hereto;

v.  Schedule 4.15 is hereby amended and restated in its entirety as set forth on Schedule 4.15 hereto;

vi. Schedule 4.24 is hereby amended and restated in its entirety as set forth on Schedule 4.24 hereto;

vii. Schedule 4.26 is hereby amended and restated in its entirety as set forth on Schedule 4.26 hereto;

SECTION 3. Conditions to Effectiveness. This Amendment shall be effective as of the Amendment No. 1 Effective Date, subject to the satisfaction of the following conditions:

(a) Agent shall have received this Amendment duly executed by the Borrower, the Lenders and the Agent;

(b) each condition set forth on Section 3.2 of the Credit Agreement shall have been satisfied.

SECTION 4. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) The representations and warranties contained in Article 4 of the Credit Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in such respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in such respects) as of such earlier date.

(b) This Amendment has been duly authorized and executed by such Loan Party, and each of the Loan Documents, as amended and supplemented by this Amendment, constitutes a legal, valid and binding agreement or instrument of such Loan Party, enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability regardless of whether considered in a proceeding in equity or at law.

(c) Each Loan Party has fully complied with all covenants and agreements to be complied with or performed by it under the Credit Agreement and the other Loan Documents and no Default or Event of Default has occurred and is continuing under the Credit Agreement or the other Loan Documents.

SECTION 5. Limitation on Scope; Amendment. Except for the express amendments in Section 2 hereof, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement are and shall remain in full force and effect. The amendments set forth in Section 2 hereof shall be limited precisely as provided for herein and shall not be deemed to be amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrower or any other Loan Party for any existing or future Defaults or Events of Default. Each Loan Party expressly acknowledges and agrees that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions and conditions thereof, other than with respect to the amendments contained in Section 2 hereof.

SECTION 6. Loan Document. This Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

SECTION 7. Credit Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. This Amendment shall be deemed incorporated in, and made a part of, the Credit Agreement and the Credit Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Nothing herein shall be deemed to entitle Borrower to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 8. Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it has been executed by the Borrowers, each Lender party hereto and Agent on the date hereof and when Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Amendment by email as a “.pdf” or “.tif” or similar attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Severability. If any term or provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

SECTION 10. Confirmation. Each Loan Party (a) confirms its obligations under the Security Agreement, (b) confirms that its obligations under the Credit Agreement as modified hereby are entitled to the benefits of the pledges set forth in the Security Agreement, (c) confirms that its obligations under the Credit Agreement as modified hereby constitute “Secured Obligations” (as defined in the Security Agreement) and (d) agrees that the Credit Agreement as modified hereby is the Credit Agreement under and for all purposes of the Security Agreement. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Security Agreement. Each Guarantor (a) confirms its obligations under the Guaranty Agreement, (b) confirms that its obligations under the Credit Agreement as modified hereby are entitled to the benefits of the guarantee set forth in the Guaranty, (c) confirms that its obligations under the Credit Agreement as modified hereby constitute “Guaranteed Obligations” (as defined in the Guaranty) and (d) agrees that the Credit Agreement as modified hereby is the Credit Agreement under and for all purposes of the Guaranty Agreement. Each party, by its execution of this Amendment, hereby confirms that the Guaranteed Obligations shall remain in full force and effect.

[Signature Page Follows]

BORROWER:

THE GREENROSE HOLDING COMPANY INC. (F/K/A GREENROSE ACQUISITION CORP.)

By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	CEO

LOAN PARTIES:

THERAPLANT, LLC

By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	CEO

GNRS CT MERGER SUB, LLC

By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	CEO

[Signature Page to Credit Agreement Amendment]